Exhibit 3.1

FOURTH AMENDMENT TO

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

THIS FOURTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERICA FIRST MULTIFAMILY INVESTORS, L.P. (this “Amendment), is dated as of September 10, 2019, and is hereby adopted by America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the “General Partner”), as the general partner of America First Multifamily Investors, L.P., a Delaware limited partnership (the “Partnership”).  For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the First Amended and Restated Agreement of Limited Partnership of America First Multifamily Investors, L.P. dated as of September 15, 2015, as amended from time to time (the “Agreement”).

Recitals

WHEREAS, Section 5.02(a) of the Agreement provides that the General Partner is authorized, among other things, to amend the Agreement as provided in Section 12.03 therein, and that the General Partner is also authorized to engage in any activity necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership; and

WHEREAS, Section 5.02(b) of the Agreement provides that, with respect to its obligations, powers, and responsibilities under the Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such documents as it deems proper, all on such terms and conditions as it deems proper; and

WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to amend the Agreement to reflect the admission of Greystone ILP, Inc., a Delaware corporation, as the successor Initial Limited Partner of the Partnership, which in the judgment of the General Partner is not materially adverse to the interests of the Limited Partners and BUC Holders;

WHEREAS, Section 12.03(a) of the Agreement grants the General Partner the power and authority to amend the Agreement without the consent of any of the Partnership’s Limited Partners or BUC Holders under the circumstances set forth therein, and the General Partner has determined that the Amendment to the Agreement effected hereby is authorized under Section 12.03(a) of the Agreement.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.The first paragraph of the Agreement is hereby amended and restated in its entirety to read as follows:

“This FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AMERICA FIRST MULTIFAMILY INVESTORS, L.P. is made as of September 15, 2015 by and between America First Capital Associates Limited Partnership Two, a Delaware limited partnership, and America First Fiduciary Corporation Number Five, a Nebraska corporation, as the predecessor to the Initial Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.”

2.The definition of “Initial Limited Partner” in Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

““Initial Limited Partner” means Greystone ILP, Inc., a Delaware corporation, or any Person or Persons who, at the time of reference hereto, have been admitted to the Partnership, with the consent of the General Partner, as successors to the Limited Partnership Interest of Greystone ILP, Inc.”

3.Schedule A to the Agreement is hereby amended to and restated in its entirety to read as set forth in the Schedule A attached hereto.

4.Except as expressly amended hereby, the Agreement shall remain in full force and effect.  The appropriate agents, officers, and representatives of the General Partner are hereby authorized to make such clarifying and conforming changes as they deem necessary or appropriate, and to interpret the Agreement, to give effect to the intent and purposes of this Amendment.  This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GENERAL PARTNER:

AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO

By:	Greystone AF Manager LLC, its General Partner

By:	/s/ Curtis A. Pollock
Name:	Curtis A. Pollock
Title:	Vice President

SCHEDULE A

GENERAL PARTNER:

America First Capital Associates Limited Partnership Two	$4,996
1004 Farnam Street, Suite 400
Omaha, NE 68102

INITIAL LIMITED PARTNER:

Greystone ILP, Inc.	$72,644,126
152 West 57th Street, 60th Floor
New York, NY 10019